EXHIBIT 23(a)



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 333-74264) pertaining to the Revised 1997 Stock Option and Incentive Plan and Consultant Warrants of BriteSmile, Inc., of our report dated March 8, 2002, except for Note 1 as to which the date is March 28, 2002, with respect to the consolidated financial statements and schedule of BriteSmile, Inc. included in its Annual Report (Form 10-K) for the year ended December 29, 2001, filed with the Securities and Exchange Commission.



                                                     Ernst & Young LLP


Walnut Creek, California
August 16, 2002